Exhibit 10.1

FIRST Amendment

to

Loan and security agreement

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 31st day of December, 2019, by and among (i) Silicon Valley Bank (“Bank”), (ii) VIEWRAY, INC., a Delaware corporation (“Viewray”), and (iii) VIEWRAY TECHNOLOGIES, INC., a Delaware corporation (“Technologies”, and together with Viewray, individually and collectively, jointly and severally, the “Borrower”).

Recitals

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 28, 2018, by and among Bank and Borrower (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower under and for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to (i) suspend the minimum revenue financial covenant testing for the quarterly period ending December 31, 2019; (ii) modify the Liquidity Ratio financial covenant; and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 1 (Accounting and Other Terms).  The heading of Section 1 is amended in its entirety and replaced with “Accounting, Divisions and Other Terms” and Section 1 is amended by inserting the following text as a new paragraph at the end thereof:

“For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.”

2.2Section 2.3 (Fees).  Subsection (b) of Section 2.3 is amended in its entirety and replaced with the following:

“(b)Prepayment Premium.  Upon repayment of the Term Loan for any reason prior to the Term Loan Maturity Date, in addition to the payment of any other amounts then-owing, a prepayment premium (the “Prepayment Premium”) in an amount equal to two percent (2.00%) of the funded amount of the Term Loan (i.e. One Million One Hundred Twenty Thousand Dollars ($1,120,000.00); provided that no Prepayment Premium shall be charged if, so long as no Event of Default has occurred and is continuing, the credit facility hereunder is replaced with a new facility from Bank; and”

2.3Section 6.2 (Financial Statements, Reports, Certificates).  Subsection (b) of Section 6.2 is amended in its entirety and replaced with the following:

“(b)AR/AP Agings. Weekly, on the last Business Day of each week, aged listings of accounts receivable and accounts payable (aged by invoice date) (collectively, the “Agings Reports”); provided, that in the event Borrower has maintained a Liquidity Ratio equal to or greater than 2.25:1.00 at all times during a calendar month, such Agings Reports will only be due monthly within thirty (30) days after the last day of such month;”

2.4Section 6.7 (Financial Covenants).  Subsection (a) of Section 6.7 is amended in its entirety and replaced with the following:

“(a)Liquidity Ratio.  For any monthly period in which the Borrower has failed to maintain the Minimum Balance for any day in such month, Borrower shall maintain at all times, to be certified by Borrower as of the last day of each calendar month, a Liquidity Ratio equal to or greater than 1.75:1.00.”

2.5Section 6.7 (Financial Covenants).  The first and final paragraph of subsection (b) of Section 6.7 are amended in their entirety and replaced with the following:

“(b)Revenue.  For any fiscal quarter (other than the fiscal quarter ending December 31, 2019) in which the Borrower has failed to maintain the Minimum Balance for any day in such fiscal quarter AND Borrower has maintained a Liquidity Ratio less than 2.25:1.00 on any day in such fiscal quarter, Borrower shall achieve revenue, measured in accordance with GAAP on a trailing twelve month basis as of the last day of such fiscal quarter, of at least the following:

Minimum revenue financial covenant requirements for the fiscal quarters in subsequent fiscal years will be determined by Bank annually, on or before March 31 of each such fiscal year, at the greater of (i) a twenty-five percent (25.0%) cushion to the revenue forecasts contained in the projections for each such fiscal year provided by Borrower to Bank in accordance with Section 6.2(e), and (ii) ten  percent (10.0%) year-over year annual growth for each corresponding quarterly test period,  unless the Borrower and the Bank shall otherwise agree in writing.”

2.6Section 10 (Notices).  The notice address of the Bank’s counsel is amended in its entirety and replaced with the following:

“with a copy to:Morrison & Foerster LLP
200 Clarendon Street, Floor 20
Boston, Massachusetts 02116
Attn:Charles W. Stavros, Esquire
Email:cstavros@mofo.com”

The notice address of the Borrower’s counsel is amended in its entirety and replaced with the following:

“with copies to:Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

Attn: Minh Van Ngo

Email: mngo@cravath.com

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

Attn: Sasha Rosenthal-Larrea

Email: srosenthal-larrea@cravath.com”

2.7Exhibit B (Compliance Certificate).  The Compliance Certificate appearing as Exhibit B to the Loan Agreement is amended to reflect the changes to Section 6.7 of the Loan Agreement, in the form provided by the Bank to the Borrower.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in Section 5 of the Loan Agreement are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing; provided that for the purpose of this Section 4.1, each reference to “Perfection Certificate” in Section 5 of the Loan Agreement shall refer to the Perfection Certificate of ViewRay, Inc. and ViewRay Technologies, Inc. dated as of December 28, 2018 (the “Perfection Certificate”), as amended and/or supplemented by the disclosures and information contained on Schedule 2, attached hereto.

4.2The organizational documents of Borrower previously delivered to Bank are true, accurate and complete and have not been amended, supplemented or restated since the Effective Date and are and continue to be in full force and effect;

4.3The execution and delivery by Borrower of this Amendment, and the performance by Borrower of its obligations under the Loan Agreement (as amended by this Amendment), have been duly authorized;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound; and

4.5This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Ratification of Perfection Certificate.  The information and disclosures contained in the Perfection Certificate are hereby amended and supplemented by the disclosures set forth on Schedule 1 attached hereto.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the information and disclosures contained in the Perfection Certificate (as amended and/or supplemented by the disclosures on Schedule 1, attached hereto), and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate (as amended and/or supplemented by the disclosures on Schedule 1 attached hereto) are true as of the date hereof.

6.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.Effectiveness.  This Amendment shall be deemed effective upon the completion of the following:

8.1The due execution and delivery to Bank of counterparts of this Amendment by each Borrower and the Bank;

8.2If required by this Section 8.2, Borrower shall have delivered to the Bank a copy, certified by a duly authorized officer of Borrower to be true and complete as of the date hereof, of each of (i) the governing documents of Borrower as in effect on the date hereof (but only if such governing documents have been modified since last delivered to the Bank), (ii) the resolutions of Borrower authorizing the execution and delivery of this Amendment, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby (but only if such resolutions have been adopted, or are required (as determined by the Borrower), to authorize the execution and delivery of, and performance of the obligations under, this Amendment since resolutions of Borrower were last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall has executed and delivered this Amendment on behalf of Borrower (but only if any such signatories have changed since an incumbency certificate was last delivered to Bank);

8.3The Bank shall have received updated evidence reasonably satisfactory to Bank that the insurance policies and endorsements required by Section 6.5 of the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; and

8.4Borrower shall have paid the Bank’s reasonable and documented legal fees and expenses incurred in connection with this Amendment and the related Loan Documents.

9.Post-closing Matters.  On or before the date that is sixty (60) days after the date hereof (or such later date as Bank shall determine, in its sole discretion, unless waived by Bank, in its sole discretion), Borrower shall deliver to Bank executed bailee waivers from the following entities: (i) TransGroup Global Logistics; (ii) TransGroup South San Francisco; and (iii) Hegele Logistics LLC, in each case in form and substance reasonably acceptable to Bank.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:

VIEWRAY, INC.

By___________________________________
Name:________________________________
Title:_________________________________

VIEWRAY TECHNOLOGIES, INC.

By___________________________________
Name:________________________________
Title:_________________________________

BANK:

SILICON VALLEY BANK

By___________________________________
Name:________________________________
Title:_________________________________